EXHIBIT 99.1

PRESS RELEASE

PACIFIC ETHANOL, INC. REPORTS FOURTH QUARTER AND YEAR-END RESULTS

Record Results as Ethanol Production Complements Marketing Revenues

Highlights

•	Net sales for 2006 increased 158% to $226.3 million from $87.6 million in 2005
•	Total gallons sold increased 94.5% to 101.7 million in 2006 from 52.3 million gallons in 2005
•	Gross profit margin increased to 11.0% in 2006 from 3.6% in 2005
•	Adjusted EBITDA totaled $5.4 million for 2006
•	Strong cash position; total cash and liquid securities exceeds $109 million
•	$325 million credit facility obtained
•	Acquisition of 42% of Front Range Energy, LLC
•	Successful startup of Madera plant; now operating above nameplate capacity
•	Boardman, Oregon plant on schedule for completion by end of Q2 of 2007; construction begins on Burley, Idaho plant

Sacramento, California, March 1, 2007 - Pacific Ethanol, Inc. (NASDAQ GM: PEIX), the largest West Coast-based marketer and producer of ethanol, today announced results for the three and twelve month periods ended December 31, 2006.

Pacific Ethanol’s CEO, Neil Koehler, said, “2006 was a landmark year in many respects. During 2006, we nearly doubled the number of gallons sold, solidifying our position as a leading marketer of ethanol in the Western United States. In the fourth quarter, we began capturing higher gross profit margins as a result of production operations at our Madera, California facility and through our ownership position in Front Range Energy, LLC. We completed our first ethanol production facility at Madera on time and today it is operating above nameplate capacity, making us the largest West Coast-based producer of ethanol. We have a plant under construction in Oregon and one in Idaho. We expect to begin construction of two additional plants in California over the next few weeks. We made a key investment by acquiring an ownership interest in Front Range Energy, which owns a plant in Colorado that is operating well above nameplate capacity. We secured over $220 million in equity financing and have subsequently obtained a credit facility for an additional $325 million, providing what we believe is sufficient financing to complete construction of our first five plants, representing over 220 million gallons of annual production capacity. Our risk management programs and professionals have helped us manage volatility in both the corn and ethanol markets. As our marketing efforts continue to expand, our development team is working diligently to identify greenfield opportunities and other production assets that will help us achieve annual production capacity of 420 million gallons by the end of 2010. As our production capacity expands and matures, the rewards of our destination business model, which centers upon serving the fuel and feed needs of our customers in the Western United States, should become increasingly apparent through our financial performance in 2007. I would also like to thank our workforce for their continued safe performance and dedication.”

Three Months Ended December 31, 2006

For the three months ended December 31, 2006, the Company recorded net sales of $80.5 million, an increase of $44.4 million, or 123.0%, compared to $36.1 million recorded for the three months ended December 31, 2005. The increase in net sales resulted from growth in the Company’s sales volume of 65.9%, to 31.7 million gallons from 19.1 million gallons for the comparable period in 2005. A portion of that growth came from the commencement of ethanol production at the Company’s Madera plant and as a result of the acquisition of a 42% interest in Front Range Energy. The production and sale of ethanol and co-products at the Company’s Madera facility and through Front Range Energy provided $25.9 million in net sales for the three month period and all of 2006. The Company’s average sales price of ethanol in the fourth quarter increased $0.37 per gallon, or 19.6%, to $2.26 per gallon, compared to an average sales price of $1.89 in the fourth quarter of 2005.

Gross profit for the fourth quarter of 2006 totaled approximately $11.7 million compared to $1.3 million achieved for the fourth quarter of 2005. Gross profit margin increased to 14.6% for the fourth quarter of 2006 compared to 3.7% for the same period in 2005. The increases in gross profit margin and gross profit are the result of higher producer margins obtained from sales from the Company’s first ethanol production facility, the contribution of its interest in Front Range Energy and higher sales volume at its marketing subsidiary, Kinergy Marketing, LLC.

Net loss for the fourth quarter of 2006 was $3.1 million compared to $5.1 million for the fourth quarter of 2005. Loss available to common stockholders for the fourth quarter of 2006, including preferred stock dividends in the amount of $1.0 million, was $4.1 million, or $0.11 per common share, compared to $5.1 million, or $0.18 per common share, for the fourth quarter of 2005. Results were impacted during the fourth quarter of 2006 by non-cash charges of $3.9 million primarily related to non-cash compensation expenses.

Twelve Months Ended December 31, 2006

The Company’s results of operations for the twelve months ended December 31, 2006 consist of the operations of the Company and all of its wholly-owned subsidiaries, including Kinergy, for that entire period. The Company’s results of operations for the twelve months ended December 31, 2005 include the operations Kinergy only from March 23 through December 31, 2005. Kinergy’s net sales for the period from January 1 through March 22, 2005 were approximately $23.6 million and, along with other components of Kinergy’s results of operations, are not included in the Company’s results of operations for 2005.

For 2006, the Company reported net sales of approximately $226.3 million, 158.4% greater than the $87.6 million reported for 2005. A portion of the increase is attributable to the exclusion of Kinergy’s net sales for the period from January 1 through March 22, 2005 from the Company’s results of operations for 2005. For 2006, sales volume increased by 49.4 million gallons, or 94.5%, to 101.7 million gallons from 52.3 million gallons for 2005. The Company’s average sales price of ethanol increased in 2006 by $0.61 per gallon, or 36.5%, to $2.28 per gallon compared to an average price of $1.67 per gallon in 2005.

Gross profit for 2006 grew to $24.8 million compared to $3.2 million for 2005. Gross profit margin increased to 11.0% for 2006 as compared to 3.6% in 2005 Gross profit increased partly as a result of the exclusion of Kinergy’s gross profit for the period from January 1 through March 22, 2005 from the Company’s results of operations for 2005. The increase in gross profit margin and total gross profit are also attributable to advantageous buying and selling during a period of increasing market prices as well as the commencement of ethanol production at the Madera facility and the acquisition of the Company’s interest in Front Range Energy, both of which occurred in the fourth quarter. Adjusted EBITDA for 2006 totaled $5.4 million.

Net loss for 2006 was $0.1 million compared to $9.9 million for 2005. Net loss was impacted during 2006 by non-cash charges of $6.2 million related to non-cash compensation expenses.

Loss available to common stockholders for 2006 was $87.1 million, or $2.50 per share, of which $84.0 million was a non-cash deemed dividend in respect of preferred stock acquired by Cascade Investment, L.L.C. in the second quarter of 2006, and included in the Company’s results for the second quarter and all of 2006.

Reconciliation of Adjusted EBITDA to Net Income

This press release contains, and the Company’s conference call will include, references to unaudited adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), a financial measure that is not in accordance with generally accepted accounting procedures (“GAAP”). The Company has adjusted EBITDA to reflect the non-cash or non-recurring nature of some of the charges taken in 2006 and 2005. The table set forth below provides a reconciliation of adjusted EBITDA to net income. Management believes that adjusted EBITDA is a meaningful measure of liquidity and the Company’s ability to service debt because it provides a measure of cash available for such purposes. Additionally, management provides an adjusted EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company’s performance on a year-over-year and quarter-over-quarter basis. Adjusted EBITDA is not a measure of financial performance under GAAP, and should not be considered an alternative to net income or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Earnings Call

The Company will host a live conference call at 10:00 AM EST on March 1, 2007. To listen to the conference call by phone, United States callers may dial 800-817-2743. International callers may dial 913-981-4915. All callers should enter access code 7710114.

Approximately one hour after the conclusion of the call, an audio replay of the call will be available. To listen to the replay by phone, United States callers may dial 888-203-1112. International callers may dial 719-457-0820. All callers should enter access code 7710114. The replay will be available through March 8, 2007.

About Pacific Ethanol, Inc.

Pacific Ethanol is the largest West Coast-based marketer and producer of ethanol. Pacific Ethanol has an ethanol plant in Madera, California, two additional plants under construction in Boardman, Oregon and Burley, Idaho, and owns a 42% interest in Front Range Energy, LLC which owns an ethanol plant in Windsor, Colorado. Central to its growth strategy is its destination business model, whereby each respective ethanol plant achieves lower process and transportation costs by servicing local markets for both fuel and feed.  In February 2007, Pacific Ethanol obtained a $325 million credit facility to provide financing for its first five ethanol production facilities.  In May 2006, Pacific Ethanol completed an equity funding of $138 million which provided the Company with sufficient cash to both accelerate its stated goal of completing five ethanol production facilities totaling 220 million gallons of capacity per year by the middle of 2008 and its plans to complete additional ethanol production facilities, increasing total capacity to 420 million gallons per year by the end of 2010.  In addition, Pacific Ethanol is working to identify and develop other renewable fuel technologies, such as cellulose-based ethanol production and bio-diesel.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release including, without limitation, Pacific Ethanol’s belief that the proceeds from the recent debt financing are sufficient to allow Pacific Ethanol to complete construction of its first five ethanol plants, that Pacific Ethanol will have in excess of 220 million gallons of annual production capacity by mid-2008 and that the rewards of its destination business model will be apparent as a result of its 2007 financial performance, are forward-looking statements that involve a number of risks and uncertainties. The actual future results of Pacific Ethanol could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of Pacific Ethanol to conform to the funding and other requirements of its recently obtained credit facility; the ability of Pacific Ethanol to successfully and timely complete, in a cost-effective manner, construction of its ethanol plants in Boardman, Oregon and Burley, Idaho; the ability of Pacific Ethanol to obtain all necessary financing to complete the construction of its other planned ethanol production facilities; the ability of Pacific Ethanol to timely complete its ethanol plant build-out program and to successfully capitalize on its internal growth initiatives; the ability of Pacific Ethanol to operate its plants at their planned production capacities; the price of ethanol relative to the price of gasoline; and those factors contained in the “Risk Factors” section of Pacific Ethanol’s Form 10-Q filed with the Securities and Exchange Commission on November 20, 2006.

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005

Net sales	$80,553	$36,067	$226,356	$87,599
Cost of goods sold	68,805	34,749	201,527	84,444
Gross profit	11,748	1,318	24,829	3,155
Selling, general and administrative expenses	11,350	6,037	24,641	12,638
Income (loss) from operations	398	(4,719)	188	(9,483)
Other income (expense), net	256	396	3,426	(440)
Non-controlling interest in variable interest entity	(3,756)	—	(3,756)	—
Loss before provision for income taxes	(3,102)	(5,115)	(142)	(9,923)
Provision for income taxes	—	—	—	—
Net loss	$(3,102)	$(5,115)	$(142)	$(9,923)
Preferred stock dividends	$(1,050)	$—	$(2,998)	$—
Deemed dividend on preferred stock	$—	$—	$(84,000)	$—
Loss available to common stockholders	$(4,152)	$(5,115)	$(87,140)	$—
Net loss per share, basic and diluted	$(0.11)	$(0.18)	$(2.50)	$(0.40)
Weighted-average shares outstanding, basic and diluted	39,266	28,699	34,855	25,066

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	December 31,
ASSETS	2006	2005

Current Assets:
Cash and cash equivalents	$55,172	$4,521
Investments in marketable securities	28,000	2,750
Accounts receivable (including $1,188 and $938 as of December 31, 2006 and 2005, respectively, from a related party)	29,322	4,948
Restricted cash	1,567	—
Notes receivable - related party	—	136
Inventories	7,595	363
Prepaid expenses	1,053	627
Prepaid inventory	2,029	1,349
Derivative instruments	551	—
Other current assets	1,756	86
Total current assets	127,045	14,780
Property and Equipment, Net	196,156	23,208
Other Assets:
Restricted cash	24,851	—
Debt issuance cost, net	—	48
Deposits and advances	9,040	14
Goodwill	85,307	2,566
Intangible assets, net	10,155	7,569
Other assets	1,266	—
Total other assets	130,619	10,197
Total Assets	$453,820	$48,185

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED) (CONTINUED)
(in thousands)

	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2006	2005

Current Liabilities:
Current portion - related party note payable	$—	$1,200
Current portion - notes payable	4,125	—
Accounts payable - trade	11,483	4,755
Accounts payable - related party	3,884	6,412
Accrued retention - related party	5,538	1,450
Accrued payroll	766	434
Other accrued liabilities	4,798	3,423
Total current liabilities	30,594	17,674

Related-party notes payable, net of current portion	—	1,995
Notes payable, net of current portion	28,970	—
Deferred tax liability	1,091	—
Other liabilities	357	—
Total Liabilities	61,012	19,669
Non-controlling interest in variable interest entity	276,165	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; 5,250 and 0 shares issued and outstanding as of December 31, 2006 and 2005, respectively	5	—
Common stock, $0.001 par value; 100,000 shares authorized; 40,269 and 28,874 shares issued and outstanding as of December 31, 2006 and 2005, respectively	40	29
Additional paid-in capital	397,535	42,071
Other comprehensive income	545	—
Accumulated deficit	(281,482)	(13,584)
Total stockholders’ equity	116,643	28,516
Total Liabilities and Stockholders’ Equity	$453,820	$48,185

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended,		Year Ended December 31,
(In thousands) (Unaudited)	12/31/06	12/31/05	2006	2005

Net income (loss)	$(3,102)	$(5,115)	$(142)	$(9,923)
Adjustments:
Interest expense*	906	179	1,381	511
Interest income*	(975)	(77)	(4,737)	(348)
Income taxes	--	--	--	--
Non-cash compensation and consulting expense	3,922	312	6,248	2,062
Depreciation and amortization expense*	1,959	283	2,680	787
Total adjustments	5,812	697	5,572	3,012
Adjusted EBITDA	$2,710	$(4,418)	$5,430	$(6,911)

* Adjusted for non-controlling interest.

Commodity Price Performance

	Three Months Ended,		Year Ended December 31,
(Unaudited)	12/31/06	12/31/05	2006	2005

Ethanol sales (million gallons)	31.7	19.1	101.7	52.3

Ethanol sales price per gallon	$2.26	$1.89	$2.28	$1.67

Delivered corn cost per bushel	$2.95	$--	$2.95	$--
Average basis	0.51	--	0.51	--
Corn cost - CBOT equivalent	$2.44	$--	$2.44	$--

Co-product return % (1)	33.4%	--	33.4%	--

Production commodity margin per gallon (2)	$1.45	$--	$1.45	$--

(1) Co-product revenue as a percentage of delivered cost of corn
(2) Ethanol sales price per gallon less net cost of corn (delivered cost of corn less co-product revenue)